exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation

2201 Park Place, Suite 101

El Segundo, CA 90245

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2014, relating to the consolidated financial statements of Ironclad Performance Wear Corporation, appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2013 and 2012.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

July 10, 2014